Exhibit 23.1

PLS CPA, A Professional Corp.
t 4725 MERCURY STREET SUITE 210 t SAN DIEGO t CALIFORNIA 92111 t
t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 764-5480
t E-MAIL changgpark@gmail.com t

March 19, 2012

To Whom It May Concern:

We consent to the inclusion in the registration statements on Form 10-Q of Dot VN Inc. of our report dated on March 19, 2012, with respect to the unaudited interim financial statements of Dot VN Inc., included in Form 10-Q for the period ended January 31, 2012.

Very truly yours,

/s/   PLS CPA
PLS CPA, A Professional Corp.

Registered with the Public Company Accounting Oversight Board
changgpark@gmail.com t